As filed with the Securities and Exchange Commission on March 4, 1997

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  America's Coffee Cup, Inc.
      (Exact name of issuer as specified in its charter)


           Colorado                                 84-1078201
     (State or other                 (I.R.S. Employer Identification No.)
jurisdiction of incorporation
      or organization)


          12528 Kirkham Court, Nos. 6 & 7, Poway, California 92064
           (Address of Principal Executive Offices)   (Zip Code)


                    Consulting and Option Plan
                     (Full title of the plan)


   Mark S. Pierce, 1999 Broadway, Suite 3250, Denver, Colorado  80202
               (Name and address of agent for service)


                             (303) 292-2992
 (Telephone number, including area code, of agent for service)



                CALCULATION OF REGISTRATION FEE


Title of       Amount to be  Proposed Maximum   Proposed      Amount
securities     registered    Offering Price      Maximum         of
to be                            Per Share      Aggregate  Registration
registered                                      Offering        Fee
                                               Price

$.40 par Value   1,725,000        $.125         $215,625       $100
Common Stock

TOTALS           1,725,000        $.125          $215,625       $100


Total No. of Pages:         14
Exhibit Index on Page No.:  36
                            PROSPECTUS

                    AMERICA'S COFFEE CUP, INC.
     12528 Kirkham Court, Nos. 6 & 7, Poway, California 92064
                          (619) 679-3290

                (1,725,000 SHARES OF COMMON STOCK)

This Prospectus relates to the offer and sale by America's Coffee Cup, Inc., a Colroado corporation (the "Company"), of up to 1,725,000 shares of its common stock (the "Common Stock") to advisors and consultants (the "Consultants") pursuant to agreements entered into between the Company and the Consultants. The Company is registering hereunder and subsequently issuing to the Consultants upon fulfillment of their agreed upon services 1,725,000 shares of Common Stock.

The Common Stock is not subject to any restriction on transferability. Of the shares registered hereunder, a portion are being sold to "affiliates" of the Company. An affiliate is, summarily, any director, executive officer or controlling shareholder of the Company. The Consultants, or some of them, however, may become subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which would limit their discretion in transferring the shares acquired in the Company. (See "General Information - Restrictions on Resales.")

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
        THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
            OF THIS PROSPECTUS.  ANY REPRESENTATION TO
               THE CONTRARY IS A CRIMINAL OFFENSE.



           The date of this Prospectus is March 4, 1997

This Prospectus is part of a Registration Statement which was filed and became effective under the Securities Act of 1933, as amended (the "Securities Act"), and does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings by the Company with the Commission are qualified in their entirety by reference thereto.

A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: Director of Investor's Relations, America's Coffee Cup, Inc., 12528 Kirkham Court, Nos. 6 & 7, Poway, California 92064 (619) 679-3290.

The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports, as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained at the prescribed rates. In addition, the Common Stock is quoted on the "bulletin board" maintained by the National Association of Securities Dealers, Inc. ("NASD"); thus, copies of these reports, proxy statements, information statements and other information may also be examined at the offices of the NASD at 1735 K St., N.W., Washington, D.C. 20549.

No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation.

Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstance, create any implication that there has not been a change in the affairs of the Company since the date hereof.

                         TABLE OF CONTENTS

                                                             Page

GENERAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . .5
     The Company . . . . . . . . . . . . . . . . . . . . . . . .5
     Purposes. . . . . . . . . . . . . . . . . . . . . . . . . .5
     Common Stock. . . . . . . . . . . . . . . . . . . . . . . .5
     The Consultants . . . . . . . . . . . . . . . . . . . . . .5
     No Restrictions on Transfer . . . . . . . . . . . . . . . .5
     Tax Treatment to the Consultants. . . . . . . . . . . . . .5
     Tax Treatment to the Company. . . . . . . . . . . . . . . .6
     Restrictions on Resales . . . . . . . . . . . . . . . . . .6

DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL
     INFORMATION . . . . . . . . . . . . . . . . . . . . . . . .6
     Interests of Named Experts and Counsel. . . . . . . . . . .7
     Indemnification . . . . . . . . . . . . . . . . . . . . . .7

INFORMATION NOT REQUIRED IN PROSPECTUS . . . . . . . . . . . . .8
     Item 3.   Incorporation of Documents by Reference.. . . . .8
     Item 4.   Description of Securities.. . . . . . . . . . . .8
     Item 5.   Interests of Named Experts and Counsel. . . . . .8
     Item 6.   Indemnification of Directors and Officers.. . . .9
     Item 7.   Exemption from Registration Claimed.. . . . . . .9
     Item 8.   Exhibits. . . . . . . . . . . . . . . . . . . . .9
     Item 9.   Undertakings. . . . . . . . . . . . . . . . . . 10

                       GENERAL INFORMATION

The Company

The Company has its principal executive offices at 12528 Kirkham Court, Nos. 6 & 7, Poway, California 92064, (619) 679-3290.

Purposes

The Common Stock will be issued by the Company pursuant to agreements entered into between the Consultants and the Company and approved by the Board of Directors of the Company (the "Board of Directors"). The agreements are intended to provide a method whereby the Company may be stimulated by the personal involvement of the Consultants in the Company's future prosperity; thereby advancing the interests of the Company and all of its shareholders. Copies of the agreements have been filed as exhibits to the Registration Statement.

Common Stock

The board has authorized the issuance and delivery of up to 1,725,000 shares of Common Stock to the Consultants upon and subsequent to effectiveness of the Registration Statement, but only in the event the Consultants perform their agreed upon services in full and elect to exercise their options to take these shares valued at their market in exchange for the fair value of the services rendered.

The Consultants

The Consultants have provided and/or will continue to provide their expertise and advice to the Company on a non-exclusive basis for the purpose of promoting the interests of the Company.

No Restrictions on Transfer

The Consultants will become the record and beneficial owners of the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Tax Treatment to the Consultants

The Common Stock is not qualified under Section 401(a) of the Internal Revenue Code. The Consultants, therefore, will be deemed for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferable or (b) the shares cease to be subject to a substantial risk of forfeiture. Accordingly, the Consultants will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt. The Consultants are urged to consult their tax advisor on this matter. Further, if any recipient is an "affiliate,"
Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

A recipient of securities hereunder, however, may elect to include in his income for the taxable year in which securities are received the fair market value thereof on the date received. If this election is made, the subsequent lapsing of the substantial risk of forfeiture and such other restrictions, if any, will not result in any income to the recipient.

Tax Treatment to the Company

The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be an expense deductible by the Company for federal income tax purposes in the taxable year of the Company during which the recipient recognizes income.

Restrictions on Resales

In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. This would mean that the affiliate could not sell any shares acquired hereunder for a period of at least six (6) months thereafter. Further, in the event that any affiliate acquiring shares hereunder has sold any shares of Common Stock in the previous six months preceding the receipt of shares hereunder, any so called "profit," as computed under
Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient by the Company. Shares of Common Stock acquired hereunder by other than affiliates are not subject to Section 16(b) of the Exchange Act.


               DOCUMENTS INCORPORATED BY REFERENCE
                               AND
                      ADDITIONAL INFORMATION

The Company hereby incorporates by reference (i) its annual report on Form 10-K for the year ended December 31, 1996, filed pursuant to the Exchange Act, (ii) any and all Forms 10-Q filed under the Exchange Act subsequent to any filed Form 10-K, as well as all other reports filed under the Exchange Act, and the Company's Form 8-A or Form 10 filing, as the case may be, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Sections 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing.

A copy of any document or part thereof incorporated by reference in the Registration Statement but not delivered with this Prospectus will be furnished without charge upon written or oral request. Requests should be addressed to: Director of Investor Relations, America's Coffee Cup, Inc., 12528 Kirkham Court, Nos. 6 & 7, Poway, California 92064 (619) 679-3290.

Interests of Named Experts and Counsel

Mark S. Pierce, Esq., assisted in the preparation of this Prospectus and the Registration Statement and has given an opinion on the validity of the securities covered thereby. Mr. Pierce is a party to one of the consulting agreements and, it is anticipated, will receive shares registered hereunder pursuant to the terms and conditions of the agreement. Mr. Pierce is also an affiliate of the Company.

Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.









                   [INTENTIONALLY LEFT BLANK]


                          PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.   Incorporation of Documents by Reference.

Registrant hereby states that (i) all documents set forth in (a) through
(c), below, are incorporated by reference in this registration statement, and (ii) all documents subsequently filed by registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

(a) Registrant's latest annual report, whether or not filed pursuant to Sections 13(a) or 15(d) of the Exchange Act;

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant documents referred to in (a), above;

(c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act or the effective Form 10 registering registrant's equity under the Exchange Act; and

(d) The description of the securities offered hereby as set forth in the Form 10 filed by registrant under the Exchange Act, as well as any and all amendments thereto.

Item 4.   Description of Securities.

Not Applicable to this registrant.

Item 5.   Interests of Named Experts and Counsel.

Mr. Pierce is not an officer, but is a director of registrant. He has been granted an option to acquire up to 775,000 shares of common stock of registrant, all of which are being registered hereunder. These shares aggregate approximately 3% of the total number of shares outstanding of this class, as computed under the Exchange Act. Mr. Pierce owns approximately 189,000 additional shares of this class, although he has no other interest in registrant.

Item 6.   Indemnification of Directors and Officers.

The only article, statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of registrant is insured or indemnified in any manner against any liability which they may incur in their capacity as such is the Colorado Business Corporation Code, as enacted and in effect upon adoption of the registrant's articles of incorporation and bylaws, both of which mirror this statute.

The provisions of this code generally provide that registrant may, but is not obligated to, indemnify against liability an individual made a party to a lawsuit because they were previously or are currently a director or officer of registrant, if such person acted in good faith and reasonably believed their actions were in the best interests of registrant.
Registrant may not indemnify such persons if they are found liable to registrant in a shareholders' derivative suit or are found liable for receiving an improper personal benefit. Registrant is required to indemnify such persons if they are ultimately successful in the suit. Pending a final determination, registrant may advance funds to these persons, but only if provision is made for return of the funds advanced in the event such persons are subsequently found to not be entitled to indemnification as set forth above. The general effect of this statute is to make indemnification available to the officers and directors of registrant regarding actions taken in their official capacity, unless they are found liable to registrant for their actions, they received an improper benefit therefrom, or they did not act in good faith while reasonably believing their actions were in the best interests of registrant. Indemnification under this section would include actions of the officers and directors of registrant taken in connection with this offering.

Item 7.   Exemption from Registration Claimed.

Not Applicable.

Item 8.   Exhibits.

The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-K and are specifically incorporated herein by this reference:

Exhibit No.              Title

     1.   Not Required.
     2.   Not Required.
     3.   Not Required.
     4.   Not Applicable.
     5. Opinion of Mark S. Pierce regarding the legality of the securities registered.
     6.   Not Required.
     7.   Not Required.
     8.   Not Required.
     9.   Not Required.
     10   (a) Employment Agreement with Robert W. Marsik.
          (b) Engagement Agreement with Mark S. Pierce.
          (c)  Consulting and Option Agreement with Robert F. Tompkins..
     11.  Not Required.
     12.  Not Required.
     13.  Not Required.
     14.  Not Required.
     15.  Not Applicable.
     16.  Not Required.
     17.  Not Required.
     18.  Not Required.
     19.  Not Required.
     20.  Not Required.
     21.  Not Required.
     22.  Not Required.
     23.1 Consent of Harlan & Boettger, P.C., auditors to Registrant, to incorporation of their opinion on the audited financial statements of Registrant incorporated herein.
     23.2 Consent of Mark S. Pierce, special counsel to Registrant, to the use of his opinion with respect to the legality of the securities being registered hereby and to the references to him in the Prospectus filed as a part hereof.
     24.  Not Required.
     25.  Not Applicable.
     26.  Not Applicable.
     27.  Not Applicable.
     28.  Not Required.
     99.  Not Required.

Item 9.  Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)  include any prospectus required by Section 10(a)(3)  of the Securities
Act;

(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;
and

(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement, including, but not limited to, any addition or deletion of a managing underwriter.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned in the City of Denver, State of Colorado, on the 17th day of February, 1997.

AMERICA'S COFFEE CUP, INC.
(Registrant)


By:  /s/ Robert W. Marsik
     Chief Executive Officer


By:  /s/ Robert W. Marsik
     Chief Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ RobertW. Marsik
Director

Date:     February 17, 1997


/s/ Mark S.Pierce
Director

Date:     February 17, 1997

                 FORM S-8 REGISTRATION STATEMENT

                          EXHIBIT INDEX

The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-K and are specifically incorporated herein by this reference:

Exhibit Number
in Registration
    Statement            Description                        Numbered Page


       5              Opinion of Counsel                           15
       10(a)          Employment Agreement                         18
                        with Robert W. Marsik
       10(b)          Engagement Agreement                         25
                        with Mark S. Pierce
       10(c)          Consulting and Option Agreement              29
                         with Roger F. Tompkins
       23.1           Consent to Incorporation of
                          Auditor's Opinion                        33
       23.2           Consent to Use of Attorney Opinion           35

                            EXHIBIT 5


                       Opinion of Counsel

March 4, 1997

America's Coffee Cup, Inc.
12528 Kirkham Court
No.s 6 & 7
Poway, CA 92064

Re:  Form S-8 Filing

Gentlemen:

As special securities counsel for America's Coffee Cup, Inc., a Colorado corporation (the "Company"), I am furnishing this opinion to you in compliance with the referenced matter, and am familiar with the Company's articles of incorporation and its corporate powers, franchises and other rights under which it carries on its business. I am also familiar with the Company's Bylaws, minute book and other corporate records. For the purpose of the opinions expressed below, I have examined, among other things, the registration statement on Form S-8 to be filed in regards of the above offering (the "Registration Statement"), and have supervised proceedings taken in connection with the authorization, execution and delivery by the Company of the Registration Statement and, as contemplated thereby, the authorization and issuance of the shares of common stock to be issued thereunder. In arriving at the opinions set forth below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of all such corporate records and all such other instruments, documents and certificates of public officials, officers and representatives of the Company and of other persons and have made such investigations of law as I have considered necessary or appropriate as a basis for my opinions. Moreover, I have with your approval relied as to factual matters stated therein on the certificates of public officials, and I have assumed, but not independently verified, that the signatures on all documents which I have examined are genuine and that the persons signing such had the capacity to do so. This opinion further expressly assumes that the shares covered by the Registration Statement will be issued in conformity with the terms and conditions applicable thereto.

Based upon and subject to the forgoing, I am of the opinion that the issuance and sale of the stock in this offering have been duly and validly authorized and upon delivery to the shareholders in accordance with the terms and conditions of the exhibits to the Form S-8 will have been duly authorized, validly issued, fully paid for and nonassessable.

I am admitted to practice before the Bar of the State of Colorado only.
I am not admitted to practice in any other jurisdiction in which the Company may own property or transact business. My opinions herein are with respect to federal law only and, to the extent my opinions are derived from laws of other jurisdictions, are based upon an examination of relevant authorities and are believed to be correct, but I have not directly obtained legal opinions as to such matters from attorneys licensed in such other jurisdictions. My opinions are qualified to the extent that enforcement of rights and remedies are subject to bankruptcy, insolvency and other laws of general application affecting the rights and remedies of creditors and security holders and to the extent that the


Page Two
ACC Opinion
March 4, 1997

availability of the remedy of specific enforcement or of injunctive relieve is subject to the discretion of the court before which any proceeding thereof may be brought.

This opinion is furnished by me to you as counsel for the Company and it is solely for your benefit. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, other than as set forth in my consent to the use of the same in the Form S-8.

Very truly yours,


/s/ Mark S. Pierce
Mark S. Pierce

MSP:adt

                               EXHIBIT 10(a)


                 Employment Agreement with Robert W. Marsik

                      EMPLOYMENT AGREEMENT


THIS AGREEMENT has been made and entered into this 1st day of September, 1995, by and between America's Coffee Cup, Inc., a Delaware corporation (the "Company"), and Mr. Robert W. Marsik a resident of California (the "Employee"),

                             RECITALS

WHEREAS, the Company desires to employ the Employee to act as instructed by the Company in accordance herewith, including, but not limited to, functioning within the position of corporate director and officer;

WHEREAS, the Employee desires to be employed by the Company and to act as instructed thereby and in accordance herewith, including, but not limited to, functioning within the position of corporate director and officer; and

WHEREAS, the parties desire to enter into a written agreement providing for the employment by the Company of the Employee;

NOW, THEREFORE, in consideration of the above and foregoing premises, the terms and conditions set forth subsequently herein, and such other, further, additional and valuable consideration, the receipt and sufficiency of which are all hereby acknowledged, THE PARTIES AGREE AS FOLLOWS:

1. Employment. The Company hereby employs, engages, and hires the Employee, and the Employee hereby accepts and agrees to such hiring, engagement, and employment, subject to the general supervision and pursuant to the orders, advice, and direction of the Company and its board of directors. Employment shall be on a full time basis and the Employee shall not engage in any other type of employment for any other type of employer or for himself during the term of this agreement.

2. Term. The initial term of this agreement shall be for a five (5) year period commencing on the execution and delivery hereof, as first set forth above. This term may be extended by either the Company or the Employee at the end of said initial five year period for successive one (1) month periods, unless terminated on ten (10) days prior, written notice by either party to the other. This agreement is cancelable as set forth in paragraph 13 at any time during its term.

3. Duties. The parties hereby agree that the duties to be initially performed by the Employee for the Company hereunder shall be that of a director and the Chief Executive Officer, President, Chief Financial Officer and Treasurer, and that the Employee shall subsequently serve the Company in whatever executive capacity the Board of Directors deems reasonable and appropriate.

4. Best Efforts of Employee. The Employee agrees that he will at all times faithfully, industriously, and to the best of his ability, experience, and talents perform any and all of the duties which may be reasonably required of and from him pursuant to the express and implicit terms hereof.

5. Compensation of Employee. The Company shall pay the Employee for the performance of those services which he is to render hereunder a gross base salary of One Hundred Thousand and No One-Hundredths Dollars ($100,000) on an annual basis during the term hereof at such times on a ratable basis and from time to time as is currently the normal practice for the Company. The foregoing salary represents gross wages, and the Employee recognizes and agrees that the Company shall deduct federal and state income taxes, F.I.C.A. and all other normal, necessary and required amounts therefrom. Further, the Company shall pay to the Employee and his management and operations "teams," as the same are constituted by the Employee, and in the amounts and proportions as the Employee shall determine, from time to time, the percentage of yearly "revenues" noted below of the Company during any fiscal year, beginning with the 1996 fiscal year, such additional consideration being hereinafter referred to as the "Bonus Payments."

            Payout                               Revenues
              10%                         $4,500,001 to $5,500,000
               9%                         $5,500,001 to $6,500,000
               8%                         $6,500,001 to $7,500,000
               7%                         $7,500,001 to $8,500,000
               6%                         $8,500,001 to $9,500,000
               5%                         $9,500,001 and above

The Bonus Payments shall be in addition to the Employee's gross base salary and the normal and customary gross salaries of the teams during the year. The term "revenues" shall have the meaning attributed thereto under Generally Accepted Accounting Principles as now constituted and in effect and as the same may be adjusted from time to time during the term hereof. The Bonus Payments shall be paid by the 105th day after each fiscal year end. The Bonus Payments will be made 50% in cash and 50% in options to acquire common stock of the Company, all of which shall be registered under Form S-8 and shall be encompassed within the America's Coffee Cup, Inc., 1995 Stock Option Plan (the "Plan"). The options granted shall be valued at the "market," as defined in the Plan, and the exercise price therefor shall be at the market; thus, the options granted shall be in number equal to one-half of the Bonus Payments divided by the market. The exercise price shall be paid through the declaration and concurrent delivery of one-half of the Bonus Payments; thus, exercise of the options shall occur on the date of grant through the one-half of the Bonus Payments not deliverable by the Company in cash.

6. Vacations. The Company hereby agrees that the Employee shall be entitled to three (3) weeks' annual vacation during the term hereof. The time that such vacation may be taken by the Employee shall be determined by mutual agreement between the parties.

7. Automobile. The Company agrees to provide the Employee with an automobile allowance of $500 per month to be applied to the purchase, rental or stipend in order to provide transportation to and from work and for work related needs.

8. Medical Insurance. The Company agrees that it shall provide the Employee and all of his dependents with health care/medical insurance coverage. All premiums for such insurance shall be paid by the Company.

9. Devotion of Time. The Employee shall devote such of his time, attention, knowledge and skills as is required of him by this agreement.

10. Disclosure of Information. Subsequent to the termination of this agreement, the Employee shall not at any time impart any information relative to the business or affairs of the Company to anyone.

11. Covenant Not to Compete; Trade Secrecy Agreement. Employee hereby agrees and covenants with the Company that for a period of three (3) years from the termination of his employment with the Company for any reason whatsoever, whether with or without cause, he will not, for any reason or cause whatsoever, either directly or indirectly, own, manage, operate, lend money to, join, control, assist, be employed by, or participate in the ownership, management, operation, or control of, or be connected in any manner with, including, but not limited to, the positions of shareholder, director, officer, consultant, independent contractor, agent, employee, partner, creditor or investor in any organization which is of a type or character or which conducts the same or similar business to the business engaged in by the Company at the time of the termination of this agreement within the United States, nor will the Employee divert or attempt to divert from the Company any business whatsoever by influencing or attempting to
influence any clients, employees or agents of the Company.   The Employee
and the Company each acknowledge that they are familiar with the provisions of California law enacted to protect employees, and the Employee acknowledges that this agreement is intended to be for the protection of trade secrets owned by the Company and the Employee will be an executive employee and, thus, the agreement of the Employee contained herein will be enforceable against him. This agreement is intended to provide protection for the Company's trade secrets by eliminating the possibility of any intentional or inadvertent use or disclosure of any trade secret information during the term of the covenant set forth herein.

12. Reimbursement of Expenses. In the event that the Employee incurs any expenses in the performance of the duties contained in this agreement, the incurrence of which was authorized by the Company, the Company shall reimburse the Employee for said expenses within thirty (30) days after the Employee has furnished the Company with a complete statement as to the date such expenses were incurred, the business purpose for incurring such expenses, the name of any person or persons who benefitted from the expenditures, and the amount of the expenses, which shall only be reimbursed upon the furnishing of such information and any other information which the Company reasonably deems necessary to verify the incurrence of the expenditures and to justify to the Internal Revenue Service their deductibility.

13. Termination. In the event during the term hereof any of the following events occur: (1) the death or "total and permanent incapacity" (as defined below) of the Employee; (2) the substantial failure or inability of the Employee to perform his duties hereunder, or (3) the "serious misconduct" (as defined below) of the Employee, the board of directors governing the Company may elect to terminate the rights and obligations under this agreement by written notice to the Employee. In the event the board exercises its right to terminate this agreement under this paragraph, the term of this agreement shall terminate effective with such notice.

Total and permanent incapacity shall mean any physical or mental condition (including habitual alcoholism or drug abuse of the Employee) expected to continue for more than six months which renders the Employee incapable of effectively performing the services contemplated hereunder. Serious misconduct shall mean (I) embezzlement or misappropriation of funds (as well as any other acts of dishonesty), (ii) activities and statements which are harmful to the reputation of the Company, its respective officers, directors, shareholders, employees or contractors, (iii) willful refusal to perform or substantial disregard of those duties properly assigned hereunder or (iv) the violation of any contractual obligation or covenant set forth in this agreement.

14. Waiver and Severability. No waiver of any breach or violation hereof shall be implied from the forbearance or failure by the Company to take action thereon. It is the desire and intent of the parties that the provisions of the agreement be enforced to the fullest extent permissible under the laws and the applicable public policies of the State of California. Accordingly, the terms of this agreement are determined to be severable, and if any particular portion is adjudicated or determined to be invalid or unenforceable, such determination shall only apply to that portion of the agreement and the balance of this agreement shall nevertheless be enforceable to the fullest extent permissible under the laws and public policies applying thereto.

15. Modification of Contract. No waiver or modification of this agreement or of any covenant, condition, or limitation herein contained shall be valid unless in a writing which has been duly executed by the party to be charged therewith. No evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration or litigation between the parties hereto arising out of or affecting this agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing and duly executed. The parties further agree that the provisions of this section may not be waived except as herein set forth.

16. Complete Agreement. This agreement contains the complete agreement between the parties relating to the subject matter hereof and shall, as of the date hereof, supersede all other agreements between the parties.
Also, this agreement fully and completely supersedes any previous agreement with the Employee. The parties stipulate that neither of them has made any representation or warranty with respect to the subject matter of this agreement or any representations or warranties, including the execution and delivery hereof, except such representations and warranties as are specifically set forth herein, and each of the parties hereto acknowledges that he or it has relied on his or its own judgement in entering into this agreement. The parties further acknowledge that any representations or warranties that may have heretofore been made by either of them to the other with regards to the subject matter hereof are of no effect and that neither of them has relied thereon in connection with his or its execution and delivery of this agreement.

17. Choice of Law. It is the intention of the parties hereto that this agreement and the performance hereunder and all suits and special proceedings hereunder shall be construed in accordance with and under and pursuant to the laws of the State of California.

18. Notice. If any notice is required hereunder, it shall be sufficient if in writing sent by registered or certified mail or facsimile in the case of the Company to its principal place of business and if to the Employee, also to its principal place of business.

19. Inurement. This agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns. The rights and benefits of the Employee under this agreement are personal to him and no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer; except as specially otherwise provided herein.

IN WITNESS WHEREOF, the parties have hereunto affixed their hands and seals this 1st day of September, 1995.

AMERICA'S COFFEE CUP, INC.
By: /s/ Mark S. Pierce
  Mark S. Pierce, Representative of the
    Board of Directors

EMPLOYEE:
/s/ Robert W. Marsik

Robert W. Marsik

STATE OF CALIFORNIA )
                    ) cc.
COUNTY OF SAN DIEGO )

The foregoing instrument was subscribed, acknowledged, and affirmed or sworn to before me this 1st day of September, 1995, by Robert W. Marsik, who acknowledged before me that he was the Employee subject to the above agreement.

Witness my hand and official seal.
/s/ Notary
Notary Public
(Seal)
My commission expires:

                         EXHIBIT 10(b)


            Engagement Agreement with Mark S. Pierce

June 13, 1994

Board of Directors
America's Coffee Cup, Inc.
10721 Treena Street, Suite 114
San Diego, CA 92131

Re:  Registration Statement and Miscellaneous Matters

Gentlemen:

This letter sets forth the agreement between myself and your company, America's Coffee Cup, Inc., a Delaware corporation (the "Company"), concerning my representation of the Company as special securities counsel, and will also pertain to my representation of the Company in any other legal capacity in which you may subsequently engage me. This agreement covers all fees and costs incurred since September 1, 1993. Thank you for placing your faith in me for such important matters.

At the present time, the Copany is proposing to conduct a registered offering of its common stock and warrants to the public. It is my understanding that I will be repsonsbile for providing the drafting and filing of a Form S-1 or other acceptable registration statement with the Washington, D.C., or applicable district office of the U.S. Securities and Exchange Commission (the "Commission"), and also for any subsequent amendments to the form required during the distribution period. Further, I will be responsible for drafting and filing of all applications with state authorities to allow for the public offering. Given the current stage of the Company's development, there are certain states which will not allow the sale of stock to their residents. These are somtimes referred to as "merit review" states; thus, I cannot assure you that the Company's securities can be sold throughout the United States. Further, since I have only recently begun my due diligence of the Company, I cannot at this point assure you the Form S-1 will be granted effectiveness by the Commission; however, there is nothing which has come to my attention to th e date of this letter which would preclude effectiveness. In regards of the registration statement, I will also be responsbile for the wrap-up of miscellaneous matters which may legally affect the Company from the standpoint of the offering. This will be also included with te flat fee specified below.

In addition, I will provide for hte perrequisites and actual filing for a NASDAQ listing when the Company meets the financial conditions therefor. This is also included with the flat fee specified below.

The nature, character and amount of my fees are determined in accordance with Canon 2 of the Code of Professional Responsibility adopted by the Colorado Supreme Court. My fees, retainer and payment policies are based upon (i) the time and labor required, the novelty and difficulty of the issues involved, and the skill required to perform the legal service properly; (ii) the degree of risk, amount of money involved and benefits resulting to the Company from such legal services; (iii) the time limitations imposed by the Company or by the circumstances; (iv) the contingency or the certainty of my compensation and (v) whether my services are for a new client or for an established and consistent client. My legal fees, other than those encompassed within the flat fee discussed below, will be computed on an hourly basis and will be adjusted to take the foregoing factors into account.

A flat fee of $20,000 (U.S.) is required to provide for the filing and effectiveness with the Commission and state regulatory authorities of a registration statemetn allowing for the public offering of the securities of the Company. This fee does not include my costs. The flat fee also does not include any post-effective amendmnets to the registration statement, which will be billed at the hourly rates set forth subsequently. The flat fee is payable as follows:

(i) $7,500 upon completion of initial draft of regsitration statement and exhibits;

(ii) $5,000 upon the initial filing of the resgristration statement with the Commission;

(iii) $5,000 upon the filing of amendment no. 1 to the registration statemetn with the Commission; and

(iv)     $2,500 upon the effectiveness of the registration statement.

My time, other than the flat fee discussed immediately above, is accrued in one-tenth (1/10) hour increments at rates which are influenced by the facators outlined ablove. My hourly rate is $150 (U.S.) And is subject to change upon 30 days' prior, written notice. The rates charged vary from $5 (U.S.) To $65 (U.S.) For lawe ckerks' and paralegals' time. In addition, the Company is responsbile for other costs and expenses relating to this representation, including, but not limited to, state and federal filing feeees, printiing costs, travel expenses, long distance charges and reproduction and copying costs.

My invoices reflect the services rendered, are mailed once a month, are due and payable upon presentation thereof and itemize the nature of the legal services rendered throughout the month. Statements which remain unpaid for more than 30 days from the date thereof are subject to interest on the outstanding overdue amount in accordance with the Colorado Bar Association's Ethics Opinion Y. The interest charge is equal to one and one-half percent (1-1/2%) per month on the overdue balance, which equals eighteen percent (18%) per annum.

My policy is to require a retainer prior to undertaking work on new engagements. I am willing to depart from my normal policy under the assumption that my invoices will be promptly paid.

I will make every effort to comply with the time schedules which you may give me. The attainment of your goals, however, requires the Company's cooperation. Any difficulties in developing information and completing the required documents will result in delays.

If you have any questions about an invoice, please call me immediately.
I want you to be satisfied with the terms of my representation, both now and in the future. It is my custom to keep my clients informed as to the status of all matters entrusted to me. In that regards, I will furnish you with information concerning the work which I have performed on the Company's behalf and the progress I am making in connection with the matters which you entrust with me. I welcome your inquiries.

I look forward to working with you and the other members of the Company, and also to having your assistance and ideas. Please remember, however, that I represent only the Company. Once again, thank you for the opportunity to be of service.

Yours very truly,
 /s/ Mark S. Pierce
Mark S. Pierce

If this agreement correctly sets forth our mutual understanding, please execute, date and return an original for my files.

READ AND ACCEPTED effective the 14th day of June, 1994.

AMERICA'S COFFEE CUP, INC.
By:      /S/ Robert W. Marsik
    Robert W. Marsik, President

                         EXHIBIT 10(c)


     Consulting and Option Agreement with Roger F. Tompkins


                 CONSULTING AND OPTION AGREEMENT

This Consulting and Option Agreement is made and entered on October 1, 1996, into to be effective as of the date upon which services first rendered in accordance herewith and is by and between Roger F. Tompkins ("Consultant") and America's Coffee Cup, Inc. ("Client").

A. Consultant is willing and able to provide various valuable services for and on behalf of Client in his capacity as a director of Client.

B. Client desires to retain Consultant in the aforesaid capacity, and Consultant desires to be retained in that capacity upon the terms and conditions hereinafter set forth.

In consideration of the above and foregoing premises, the mutual promises and agreements hereinafter set forth, and such other and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Client and Consultant agree as follows:

1. Consulting Services. Client hereby retains Consultant, and Consultant hereby accepts and agrees to such retention. Consultant shall render to Client services of an advisory or consultative nature in his capacity as a director.

2. Time, Place and Manner of Performance. Consultant shall be available for advice and counsel to the officers and other directors of Client at such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by Consultant to any specific service, shall be determined in the sole discretion of Consultant.

3. Term of Agreement. This agreement shall begin when Consultant first began rendering services for Client, and shall terminate when the services have been fully rendered hereunder or on December 31, 1996, whichever occurs first.

4. Compensation. Upon termination of this agreement, Client shall pay Consultant a fee in the amount of $7,250 per month, or $21,750 in the aggregate. At the option of Consultant, the Consultant may, at any time and from time to time, elect to take all or any portion of this amount in shares of the free trading common stock of Client registered under a Form S-8 filed in accordance with the terms and conditions set forth under the Securities Act of 1933, as amended. The parties have agreed that the fair market value of this stock, after considering the financial condition of Client, shall be the inside bid price per said share at the close of
business on the date that Consultant elects to exercise his options.   This
option is not transferrable by Consultant.

5. Expenses. Client shall reimburse Consultant on demand for all expenses and other disbursements, including, but not limited to, travel, entertainment, mailing, printing and postage, incurred by Consultant. Expenses and disbursements in excess of $100 shall have Client's prior approval. These expenses shall be paid in cash, or, at the option of Consultant, in shares of Client's common stock registered under Form S-8. If this non-transferrable option is exercised, said shares shall be issued at the fair market value therefor, which Client and Consultant agree will be the closing inside bid price therefor on the date of payment.

6. Work Product. It is agreed that, prior to public distribution, all information and materials produced for Client shall be property of Consultant, free and clear of all claims thereto by Client, and Client shall retain no claim of authorship therein.

7. Disclosure of Information. Consultant recognizes and acknowledges that Consultant has and will have access to certain confidential information of Client and its affiliates that are valuable, special and unique assets and property of Client and such affiliates. Consultant will not, during or after the term of this agreement, disclose, without the prior written consent or authorization of Client, any such information to any person, except to authorized representatives of Consultant or its affiliates for purposes of the services to be rendered under this agreement, for any reason or purpose whatsoever. In this regard, Client agrees that such authorization or consent to disclosure may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

8. Nature of Relationship. It is understood and acknowledged by the parties that Consultant is being retained by Client in an independent capacity and that in this connection, Consultant hereby agrees, except as otherwise provided herein, or unless Client shall have otherwise consented, not to enter into any agreement or incur any obligation on behalf of Client.

9. Conflict of Interest. Consultant shall be free to perform services for other persons during the term of this agreement. Consultant will notify Client of the performance of consulting services for any other person which would conflict with the obligations of this agreement. Upon receiving such notice, Client may terminate this agreement or consent to Consultant's outside consulting services. Failure to terminate this agreement shall constitute Client's ongoing consent to Consultant's outside consulting activities.

10. Indemnification for Securities Law Violations. Client agrees to indemnify and hold harmless Consultant and each officer, director or controlling person of Consultant against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any act or claim in respect thereof) to which Consultant or such officer, director or controlling person may become subject under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, because of actions of Client or its agent(s).

11. Notices. Any notices required or permitted to be given under this agreement shall be sufficient if in writing and delivered or sent by registered or certified mail to the principle office of each party.

12. Waiver of Breach. Any waiver by a party of a breach of any provision of this agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the waiving party.

13. Assignment. This agreement and the rights and obligations of the parties hereunder are not assignable by either party.

14. Applicable Law. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Colorado and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this agreement, the laws of the State of Colorado shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

15. Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

16. Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations between the parties.

17. Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute but one and the same document.

IN WITNESS WHEREOF, the parties hereto have entered into this agreement effective as of the day and year first above written.

CONSULTANT:                      CLIENT:



By:
Roger F. Tompkins                Robert W. Marsik, President

                          EXHIBIT 23.1


         Consent to Incorporation of Auditor's Opinion

March 4, 1997


Board of Directors
America's Coffee Cup, Inc.
12528 Kirkham Court
Nos. 6 & 7
Poway, CA 92064

RE:  Form S-8

Gentlemen:

Please allow this letter to serve as our consent to the incorporation by reference of our opinion in the Form 10-K for the year and period ended December 31, 1995, in the Form S-8 dated on approximate date herewith in the registration statement under the referenced matter.

If you have any questions with regards to the above matter, please call the undersigned.

Yours very truly,

/s/ Harlan & Boettger
Harlan & Boettger

MSP:adt

                               EXHIBIT 23.2


                      Consent to Use of Attorney Opinion

March 4, 1997


Board of Directors
America's Coffee Cup, Inc.
12528 Kirkham Court
Nos. 6 & 7
Poway, CA 92064

RE:  Form S-8

Gentlemen:

Please allow this letter to serve as my consent to the filing of, and reference in the prospectus to, my opinion dated even date herewith in the registration statement under the referenced matter.

If you have any questions with regards to the above matter, please call the undersigned at the Denver address.

Sincerely,


/s/ Mark S. Pierce
Mark S. Pierce

MSP:adt